Exhibit 99.1

ORIC Pharmaceuticals Provides Corporate Update and Highlights Key Upcoming Milestones

Initial Phase 1b data for three ongoing clinical trials expected in second half of 2023:

ORIC-533 in multiple myeloma, ORIC-114 in EGFR/HER2-mutated cancers, and ORIC-944 in prostate cancer

Development candidate selected for PLK4 synthetic lethal breast cancer program

Cash and investments of $228 million expected to fund operating plan into first half of 2025

SOUTH SAN FRANCISCO and SAN DIEGO, CA – Jan. 9, 2023 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today provided program updates and announced upcoming key milestones.

“In 2022, we made significant progress across our clinical pipeline, advanced multiple preclinical discovery programs, and further strengthened the balance sheet,” said Jacob M. Chacko, MD, chief executive officer. “All three clinical programs commenced dosing last year, have demonstrated good oral bioavailability and dose proportional increases in exposure across multiple cohorts, and are steadily advancing in dose escalation without reaching MTD as we expand clinical trial sites globally. Furthermore, with the recent equity investment by Pfizer we have extended our cash runway into 2025, giving us flexibility to frontload Project Optimus-related dose optimization before selecting final RP2D for all three programs, and we expect to report initial clinical data for ORIC-533, ORIC-114, and ORIC-944 in the second half of 2023.”

Updates and Milestones

ORIC-533: a highly potent, orally bioavailable CD73 Inhibitor

•	Initiated dosing patients in a Phase 1b trial with ORIC-533 as a single agent in relapsed/refractory multiple myeloma in first quarter of 2022.

•	Presented preclinical data supporting the potential of ORIC-533 in multiple myeloma at AACR in the second quarter of 2022 and at ASH in fourth quarter of 2022.

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Established a clinical development collaboration with Pfizer in the fourth quarter of 2022 for a potential Phase 2 combination study of ORIC-533 and elranatamab, Pfizer’s investigational B-cell maturation antigen (BCMA) CD3 targeted bispecific antibody.

•	Filed and received clearance for a Clinical Trial Application (CTA) for ORIC-533 by the Canadian regulatory authority.

•	Expect to report initial Phase 1b data for ORIC-533 in second half of 2023.

ORIC-114: a brain penetrant, orally bioavailable, irreversible EGFR/HER2 Inhibitor

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Initiated dosing patients in a Phase 1b trial with ORIC-114 as a single agent in advanced solid tumors with EGFR or HER2 exon 20 alterations or HER2 amplification in the first quarter of 2022 in South Korea and Australia.

•	Presented compelling brain exposure and antitumor activity of ORIC-114 in preclinical NSCLC EGFR exon 20 intracranial models at AACR in the second quarter of 2022.

•	Filed and received clearance for an IND for ORIC-114 by the US FDA in the third quarter of 2022, and initiated the first US site in the fourth quarter of 2022.

•	Expect to report initial Phase 1b data for ORIC-114 in second half of 2023.

ORIC-944: a potent and selective allosteric inhibitor of PRC2

•	Initiated dosing patients in a Phase 1b trial with ORIC-944 as a single agent in prostate cancer in second quarter of 2022.

•	Ongoing preclinical evaluation of combinations in prostate cancer and other potential indications.

•	Expect to report initial Phase 1b data for ORIC-944 in second half of 2023.

Discovery Pipeline:

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The company advanced multiple targets in small molecule lead optimization, including inhibitors of polo-like kinase 4 (PLK4), which confers synthetic lethality in breast cancers with TRIM37 amplification/elevation. A novel, potent, selective, orally bioavailable PLK4 inhibitor was selected as a development candidate in the fourth quarter of 2022.

Anticipated Program Milestones

ORIC anticipates the following upcoming milestones:

•	ORIC-533: Report initial safety, PK/PD, and preliminary antitumor activity data from ongoing single agent Phase 1b study in patients with multiple myeloma in the second half of 2023.

•	ORIC-114: Report initial safety, PK/PD, and preliminary antitumor activity data from ongoing single agent Phase 1b study in patients with EGFR/HER2-mutated cancers in the second half of 2023.

•	ORIC-944: Report initial safety, PK/PD, and preliminary antitumor activity data from ongoing single agent Phase 1b study in patients with prostate cancer in the second half of 2023.

Corporate Update and Financial Guidance

Concurrent with the clinical development collaboration with Pfizer for ORIC-533, Pfizer purchased $25 million of ORIC common stock in a registered direct offering. As of December 31, 2022, cash, cash equivalents and investments totaled approximately $228 million, which the company expects will be sufficient to fund its operating plan into first half of 2025.

Presentation and Webcast

Jacob M. Chacko, M.D., president and chief executive officer, will present a company overview at the 41st Annual J.P. Morgan Healthcare Conference on Tuesday, January 10, 2022, at 11:15 a.m. PT. A live webcast will be available through the investor section of the company’s website at https://investors.oricpharma.com/. A replay of the webcast will be available for 90 days following the event.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, being developed for multiple myeloma, (2) ORIC-114, a brain penetrant inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations, being developed across multiple genetically defined cancers, and (3) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer. Beyond these three product candidates, ORIC is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding ORIC’s development plans and timelines; the potential advantages of ORIC’s product candidates and programs; plans underlying ORIC’s clinical trials and development; the expected timing of reporting initial data from the ORIC-533, ORIC-114 and ORIC-944 trials; statements regarding the potential benefits of and activity under the clinical development collaboration between ORIC and Pfizer; plans underlying any of ORIC’s other programs; ORIC’s anticipated milestones; the period over which ORIC estimates its existing cash, cash equivalents and investments will be sufficient to fund its current operating plan; and statements by the company’s chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC-533, ORIC-114, ORIC-944 or any other product candidates to differ from preclinical, initial, interim, preliminary or expected results; negative impacts of the COVID-19 pandemic on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license and collaboration agreements; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2022, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com